UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2017

Marathon Oil Corporation
__________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056-2723
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(713) 629-6600

Not Applicable
______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 - Submission of Matters to a Vote of Security Holders.
As previously disclosed, consistent with the Board of Directors’ recommendation at the Marathon Oil Corporation’s annual meeting of stockholders held on May 31, 2017, stockholders holding a majority of shares voted for the one year option with respect to the frequency of holding a non-binding advisory vote on the compensation of our named executive officers. Accordingly, in light of these voting results, the Board of Directors has determined that the Company will hold an advisory vote on the compensation of our named executive officers every year until the next stockholder advisory vote on this matter, which, in accordance with applicable law, will occur no later than the Company’s annual meeting of stockholders in 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2017		MARATHON OIL CORPORATION

	By:	/s/ Gary E. Wilson
Name: Gary E. Wilson
Title: Vice President, Controller and Chief Accounting Officer